EXHIBIT 10.5
SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of March 27, 2006, by and between CancerVax Corporation, a Delaware corporation (the “Company”), and Dennis Van Epps (“Executive”).
     WHEREAS, the Company and Executive desire to amend that certain Second Amended and Restated Employment Agreement dated as of November 15, 2004, between the Company and Executive (as amended to date, the “Original Agreement”) on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the parties hereto agree as follows:
     1. Amendment to Section 4(g)(v). A new sentence is added at the end of Section 4(g)(v) of the Original Agreement to read as follows:
                  “Notwithstanding the foregoing, none of the Stock Awards granted to Executive on March 27, 2006 shall accelerate pursuant to clauses (i), (ii), (iii) or (iv) of this Section 4(g).”
     2. No Other Amendments. Except as expressly provided for in this Amendment, no other term or provision of the Original Agreement is amended or modified in any respect.
(Signature Page Follows)

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

CANCERVAX CORPORATION

By:	/s/ David F. Hale

Name:	David F. Hale

Title:	President and Chief Executive Officer

/s/ Dennis Van Epps

Dennis Van Epps
[SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND
AMENDED AND RESTATED EMPLOYMENT AGREEMENT]